Exhibit 10.2

UroGen Pharma Ltd.

performance Stock award Grant Notice
(2017 Equity Incentive Plan)

(Israeli Sub-Plan to 2017 Equity Incentive Plan)

UroGen Pharma Ltd. (the “Company”), pursuant to its 2017 Equity Incentive Plan and Israeli Sub-Plan to the 2017 Equity Incentive Plan (together, the “Plan”), hereby awards to Participant Performance Stock Awards for the number of the Company’s Ordinary Shares (“Performance Stock Awards” or “PSAs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Performance Stock Award Grant Notice”), and in the Plan and the Performance Stock Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Performance Stock Award Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:
I.D./Corp. No.
Date of Grant:
Number of Performance Stock Awards:

Type of Grant:         ☐ Section 102 (Capital Gain)         ☐ Section 3(i)

Vesting Schedule:          [_____________, in each case subject to Grantee’s Continuous Service (as defined in the 2017 Plan) as of such date.

Issuance Schedule:         Subject to any Capitalization Adjustment, one Ordinary Share will be issued for each Performance Stock Award that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Performance Stock Award Grant Notice, the Award Agreement, Section 102/3(i) of the Israeli Tax Ordinance terms and conditions and the Plan. Participant further acknowledges that as of the Date of Grant, this Performance Stock Award Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Ordinary Shares pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) performance stock awards, restricted stock unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Performance Stock Award Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

UroGen Pharma Ltd.                                                                     Participant

By:

  Signature                                                                                      Signature

Title: Chief Executive Officer                                                           Date: ______

Date:

Attachments:          Award Agreement and 2017 Equity Incentive Plan and Israeli Sub-Plan to the 2017 Equity Incentive Plan

Attachment I

UroGen Pharma Ltd.

2017 Equity Incentive Plan

Israeli Sub-Plan to 2017 Equity Incentive Plan

Performance Stock Award Agreement

Pursuant to the Performance Stock Award Grant Notice (the “Grant Notice”) and this Performance Stock Award Agreement (the “Agreement”), UroGen Pharma Ltd. (the “Company”) has awarded you (“Participant”) a Performance Stock Award (the “Award”) pursuant to the Company’s 2017 Equity Incentive Plan and Israeli Sub-Plan to the 2017 Equity Incentive Plan (together, the “Plan”) for the number of Performance Stock Awards (“Performance Stock Awards”) indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meaning given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.    Grant of the Award. This Award represents the right to be issued on a future date one (1) Ordinary Share for each Performance Stock Award that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Performance Stock Awards subject to the Award. This Award was granted in consideration of your services to the Company.

2.    Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. Vesting will cease upon the termination of your Continuous Service and the Performance Stock Awards credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the Ordinary Shares to be issued in respect of such portion of the Award.

3.    Number of Shares. The number of Performance Stock Awards subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Performance Stock Awards, shares or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Stock Awards and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional Ordinary Shares shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.

4.    Securities Law Compliance. You may not be issued any Ordinary Shares under your Award unless the Ordinary Shares underlying the Performance Stock Awards are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Ordinary Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.    Transfer Restrictions. Prior to the time that Ordinary Shares have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Performance Stock Awards as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Performance Stock Awards.

(a)    Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will cease and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Ordinary Shares or other consideration that vested but was not issued before your death.

(b)    Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Ordinary Shares or other consideration hereunder, pursuant to a domestic relations order, marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

6.    Date of Issuance.

(a)    Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Agreement, in the event one or more Performance Stock Awards vests, the Company shall issue to you one (1) Ordinary Share for each Performance Stock Awards that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.

(b)    If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i)    the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Ordinary Shares on an established stock exchange or stock market (including, but not limited to, under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company's policies (a “10b5-1 Arrangement”)), and

(ii)    either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding Ordinary Shares from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including, but not limited to, a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from the Company’s Ordinary Shares in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs).

(c)    The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

7.    Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any Ordinary Shares that are delivered to you in connection with your Award after such shares have been delivered to you.

8.    Restrictive Legends. The Ordinary Shares issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.

9.    Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

10.    Award not a Service Contract.

(a)    Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)    By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.

11.    Escrow Agent

(a)    You agree that the Awards granted pursuant to the Grant Notice and/or any shares issued upon exercise of such Awards and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to an Escrow Agent nominated by the Board of Directors and approved by the Israeli Income Tax Authorities (the “Escrow Agent”) and held for your benefit.

(b)    The Awards and any shares received subsequently following exercise of the Awards, shall be held by the Escrow Agent for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Escrow Period”). In the case the requirements for the qualification of the Awards as Section 102 are not met, then Awards shall be regarded as unapproved 102 Options, all in accordance with the provisions of Section 102.

(c)    With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, you shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Escrow Period required under Section 102 of the Ordinance.

(d)    Notwithstanding anything to the contrary, you agree and acknowledge that the Escrow Agent shall not release any Awards which were not already exercised by you or release any shares issued upon exercise of the Awards prior to the full payment of your tax liabilities arising from the Awards which were granted to you and/or any shares issued upon exercise of such Awards.

(e)    As a condition precedent to the receipt of the Awards, you will sign an undertaking to release and hold harmless the Escrow Agent from any and all liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan or any Award or share granted to you hereunder or thereunder. The Escrow Agent shall not be liable to you or anyone else whomsoever by reason of any error of judgment or for any act done or step taken or omitted by it, or for any mistake of act or law or anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own negligence or willful misconduct.

12.    Withholding Obligation.

(a)    On each vesting date, and on or before the time you receive a distribution of the Ordinary Shares in respect of your Performance Stock Awards, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Ordinary Shares issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”).

(b)    By accepting this Award, you acknowledge and agree that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your Performance Stock Awards by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company; (iii) withholding Ordinary Shares from the Ordinary Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Ordinary Shares are issued pursuant to Section 6) equal to the amount of such Withholding Obligation; provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Performance Stock Awards to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Ordinary Shares or any other consideration pursuant to this Award.

(c)    In the event the Withholding Obligation arises prior to the delivery to you of Ordinary Shares or it is determined after the delivery of Ordinary Shares to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. You may not exercise your Award unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Award when desired even though your Award is vested, and the Company will have no obligation to issue a certificate for such Ordinary Shares or release such Ordinary Shares from any escrow provided for herein, if applicable, unless such obligations are satisfied.

(d)    If this Award is pursuant to Section 3(i), then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, unless you present the Company a valid exemption from capital gains tax issued by the Income Tax authority, the Company may withhold from fully vested Ordinary Shares otherwise issuable to you upon the exercise of your Award a number of whole Ordinary Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your Award as a liability for financial accounting purposes). Notwithstanding the filing of such election, Ordinary Shares shall be withheld solely from fully vested Ordinary Shares determined as of the date of exercise of your Award that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

13.    Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(a)    You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Award or your other compensation.

(b)    With respect to 102 Option, you hereby acknowledge that you are familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Award granted hereunder and the tax implications applicable to such grant. You accept the provisions of the trust agreement signed between the Company and the Escrow Agent, attached as Exhibit A hereto, and agrees to be bound by its terms.

(c)    This Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of this Agreement.

(d)    Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or this Agreement, shall be considered binding upon the Company and you.

14.    Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

15.    Notices. Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.    Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

17.    Miscellaneous.

(a)    The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)    All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.    Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

19.    Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

20.    Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to the Awards until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in grant, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

21.    Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

22.    Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain "window" periods and the Company's insider trading policy, in effect from time to time.

23.    Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

* * * * *

This Peformance Stock Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Performance Stock Award Grant Notice to which it is attached.